Exhibit 23(ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3/A of American Oil & Gas, Inc. of our report dated April 2, 2007 relating to our audit of the consolidated financial statements as of December 31, 2006 and 2005 and for each of the years in the three year period ending December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.
/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
April 24, 2007